EXHIBIT 23.2

Letter of Consent of Nichols Cauley & Associates, LLC

Capitol City Bancshares, Inc.

562 Lee Street, S.W.

Atlanta, Georgia 30311

RE:    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of Capitol City Bancshares, Inc. on Form S-8 of our report, dated March 22, 2005, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Nichols Cauley & Associates, LLC

Atlanta, Georgia

March 1, 2006